Exhibit 3.78

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/23/1995
950114241 – 2509637

CERTIFICATE OF INCORPORATION

OF

NEWMIS, Inc.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation, thereinafter called the “corporation”) is NEWMIS, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
N.S. Truax	32 Loockerman Square, Suite L-100 Dover, Delaware 19904

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and /or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the

same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on May 23, 1995.

/s/ N.S. Truax
N.S. Truax
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/29/1995
950196160 – 2509637

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

NEWMIS, INC.

It is hereby certified that;

1. The name of the corporation (hereinafter called the “Corporation”) is NEWMIS, INC.

2. The certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said article the following new Article:

“I. The name of the corporation (hereinafter called the “Corporation”) is VNU Marketing Information Services, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.

4. The effective time of the amendment herein certified shall be August 1, 1995.

Signed as of August 1, 1995

/s/ Mari Jo Florio
Mari Jo Florio, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

VNU MARKETING INFORMATION SERVICES, INC.

The Board of Directors of VNU MARKETING INFORMATION SERVICES INC., corporation of Delaware, on this 30th day of September, A.D. 1997, do hereby resolved and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The VNU MARKETING INFORMATION SERVICES, INC. a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary, the 30th day of September, A.D. 1997.

/s/ James A. Ross
Name: James A. Ross
Title: Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 10/01/1997

971331136 – 2509637

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 08/27/1999
991359239 – 2509637

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

VNU MARKETING INFORMATION SERVICES, INC

It is hereby certified that:

1. The name of the corporation is VNU Marketing Information Services, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“1: The name of the corporation (hereinafter called the “Corporation”) is VNU Marketing Information, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: August 27, 1999

/s/ James A. Ross
James A. Ross
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VNU NEWSPAPER HOLDINGS, INC.

INTO

VNU MARKETING INFORMATION, INC.

VNU Marketing Information, Inc., a corporation organized and existing under the laws of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on May 23, 1995 under the Name “NEWMIS, Inc.” pursuant to the General Corporation Law of the State of Delaware. On August 29, 1995 the corporation changed its name to “VNU Marketing Information Services, Inc.” On August 27, 1999 the corporation again changed its name to “VNU Marketing Information, Inc.”

SECOND: That this corporation owns all of the outstanding shares of the stock of VNU Newspaper Holdings, Inc. a corporation incorporated on April 2, 1951 under the name Joe Belden and Associates, pursuant to the Business Corporation Act of the State of Texas. Joe Belden and Associates changed its name to Belden Associates on September 13, 1955. Belden Associates changed its name to VNU Newspaper Holdings, Inc. on July 30, 1998.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted on September 17, 2001 determined to and did merge into itself said VNU Newspaper Holdings, Inc.:

RESOLVED, that VNU Marketing Information, Inc. merge, and it hereby does merge into itself said VNU Newspaper Holdings, Inc., a Texas corporation and wholly-owned subsidiary of the Corporation and assumes all of its obligations; and it is further

RESOLVED that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and it further

RESOLVED that the terms and conditions of the merger are as follows:

FIRST: VNU Marketing Information, Inc. hereby merges into itself VNU Newspaper Holdings, Inc. and said VNU Newspaper Holdings, Inc. shall be and hereby is merged into VNU Marketing Information, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of VNU Marketing Information, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporations shall be as follows: the outstanding shares of common stock of the merged corporation shall be cancelled and not shares of the surviving corporation shall be issued in exchange therefor.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:00 PM 9/21/2001
010410019 – 2509631

FOURTH: The terms and conditions of the merger are as follows:

(a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall be effective as of December 31, 2000.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action and it is further

RESOLVED that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said VNU Newspaper Holdings and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of KENT county and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

RESOLVED that the proper officers of this corporation be and they hereby are directed to make and execute Articles of Merger setting forth a copy of the resolutions to merge said VNU Newspaper Holdings, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Texas and to do all acts and things whatsoever, whether within or without the State of Texas, which may be in anywise necessary or proper to effect said merger.

of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to VNU Marketing Information, Inc. at the above address.

IN WITNESS WHEREOF, said VNU Marketing Information, Inc. has caused this Certificate to be signed by Frederick A. Steinmann, its Vice President this 17th day of September 2001.

VNU MARKETING INFORMATION, INC.

by:	/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:01 PM 09/21/2001
010470028 – 2509637

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AREAL, INC.

INTO

VNU MARKETING INFORMATION, INC.

VNU Marketing Information, Inc., a corporation organized and existing under the laws of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on May 23, 1995 under the name “NEWMIS, Inc.” pursuant to the General Corporation Law of the State of Delaware. On August 29, 1995 the corporation changed its name to “VNU Marketing Information Services, Inc.” On August 27, 1999 the corporation again changed its name to “VNU Marketing Information, Inc.”

SECOND: That this corporation owns all of the outstanding shares of the stock of Areal, Inc. a corporation incorporated on April 11, 1984 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolution of its Board of Directors, duly adopted on September 17, 2001 determine to and did merge into itself said Areal, Inc.:

RESOLVED, that VNU Marketing Information, Inc. merge, and it hereby does merge into itself said Areal, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation and assumes all of its obligations; and it is further

RESOLVED that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and it further

RESOLVED that the terms and conditions of the merger are as follows:

FIRST: VNU Marketing Information, Inc. hereby merges into itself Areal, Inc. and said Areal, Inc. shall be and hereby is merged into VNU Marketing Information, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of VNU Marketing Information, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows: the outstanding shares of common stock of the merged corporation shall be cancelled and no shares of the surviving corporation shall be issued in exchange therefor.

FOURTH: The terms and condition of the merger are as follows:

(a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall be effective as of December 31, 2000.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any kind all such action and it is further

RESOLVED that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Areal, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of KENT county and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said VNU Marketing Information, Inc. has caused this Certificate to be signed by Frederick A. Steinmann, its Vice President this 17th day of September 2001.

VNU MARKETING INFORMATION, INC.

by:	/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 01/08/2002
020011941 – 2509637

CERTIFICATE OF MERGER

OF MS-BDS TRANSFER, INC.

INTO VNU MARKETING INFORMATION, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
VNU Marketing Information, Inc.	Delaware
MS-BDS Transfer, Inc.	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is VNU Marketing Information, Inc.

FOURTH: That the Certificate of Incorporation of VNU Marketing Information, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is VNU Marketing Information, Inc., 770 Broadway, New York, NY 10003.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State.

Dated: January 8, 2002

VNU MARKETING INFORMATION, INC.
ATTEST:
by:	/s/ Frederick A. Steinmann
Frederick A. Steinmann, Vice President
		by:	/s/ James A. Ross
James A. Ross, Secretary